Exhibit 99.1
Copart, Inc.
For Immediate Release
Copart Reports Third Quarter Fiscal 2016 Financial Results
Dallas, Texas. (May 25, 2016) — Copart, Inc. (NASDAQ: CPRT) today reported financial results for the quarter ended April 30, 2016.
For the three months ended April 30, 2016, revenue, gross margin, and net income were $347.2 million, $157.6 million, and $74.0 million, respectively. These represent an increase in revenue of $50.1 million, or 16.9%; an increase in gross margin of $30.2 million, or 23.7%; and an increase in net income of $16.5 million, or 28.6%, respectively, from the same quarter last year. Fully diluted earnings per share for the three months were $0.64 compared to $0.44 last year, an increase of 45.5%.
For the nine months ended April 30, 2016, revenue, gross margin, and net income were $935.8 million, $403.1 million and $185.4 million, respectively. These represent an increase in revenue of $72.0 million, or 8.3%; an increase in gross margin of $38.5 million, or 10.6%; and an increase in net income of $23.0 million, or 14.2%, respectively, from the same period last year. Fully diluted earnings per share for the nine months were $1.51 compared to $1.23 last year, an increase of 22.8%.
On Thursday, May 26, 2016, at 11 a.m. Eastern time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live at http://stream.conferenceamerica.com/copart05262016. A replay of the call will be available through July 25, 2016 by calling (877) 919-4059. Use confirmation code # 73323554.
About Copart
Copart, founded in 1982, provides vehicle sellers with a full range of remarketing services to process and sell salvage and clean title vehicles to dealers, dismantlers, rebuilders, exporters and, in some locations, to end users. Copart remarkets the vehicles through Internet sales utilizing its VB3 technology. Copart sells vehicles on behalf of insurance companies, banks, financial institutions, charities, car dealerships, fleet operators, vehicle rental companies, as well as cars sourced from the general public. The company currently operates in the United States and Canada (www.copart.com), the United Kingdom (www.copart.co.uk), Brazil (www.copart.com.br), Germany (www.copart.de), the United Arab Emirates, Oman and Bahrain (www.copartmea.com), Spain (www.autoresiduos.com), Ireland (www.copart.ie), and India (www.copart.in). Copart links sellers to more than 750,000 members in over 150 countries worldwide through its multi-channel platform. Copart was recently ranked at the top of Deloitte’s “Exceptional 100” list of companies, which reviewed U.S. publicly traded companies based upon a multidimensional approach to measuring financial performance. For more information, or to become a member, visit www.copart.com.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Cautionary Note About Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, and these forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management's Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:	Christopher M. Smith, Senior Analyst, Office of the Chief Financial Officer
972-391-5021 or christopher.smith3@copart.com

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2016	2015	2016	2015
Service revenues and vehicle sales:
Service revenues	$303,507	$256,564	$814,891	$741,692
Vehicle sales	43,739	40,578	120,899	122,094
Total service revenues and vehicle sales	347,246	297,142	935,790	863,786
Operating expenses:
Yard operations	142,802	125,348	401,721	367,124
Cost of vehicle sales	37,744	34,503	103,939	103,694
Yard depreciation and amortization	8,339	9,248	24,932	26,655
Yard stock-based payment compensation	714	626	2,076	1,721
Gross margin	157,647	127,417	403,122	364,592
General and administrative	27,360	25,940	78,447	86,741
General and administrative depreciation and amortization	4,019	2,916	10,638	8,646
General and administrative stock-based payment compensation	4,320	3,794	13,758	11,569
Total operating expenses	225,298	202,375	635,511	606,150
Operating income	121,948	94,767	300,279	257,636
Other (expense) income:
Interest expense, net	(5,419)	(5,656)	(15,900)	(11,932)
Other income, net	39	(815)	5,501	4,919
Total other expenses	(5,380)	(6,471)	(10,399)	(7,013)
Income before income taxes	116,568	88,296	289,880	250,623
Income taxes	42,552	30,733	104,488	88,252
Net income	$74,016	$57,563	$185,392	$162,371

Basic net income per common share	$0.67	$0.46	$1.58	$1.29
Weighted average common shares outstanding	110,543	126,415	117,071	126,309

Diluted net income per common share	$0.64	$0.44	$1.51	$1.23
Diluted weighted average common shares outstanding	116,388	132,124	122,692	131,837

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	April 30, 2016	July 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$137,653	$456,012
Accounts receivable, net	263,292	215,696
Vehicle pooling costs and inventories	41,210	33,562
Income taxes receivable	2,772	6,092
Deferred income taxes	668	3,396
Prepaid expenses and other assets	18,910	19,824
Total current assets	464,505	734,582
Property and equipment, net	806,973	700,402
Intangibles, net	13,390	17,857
Goodwill	267,367	271,850
Deferred income taxes	31,245	28,840
Other assets	40,655	46,421
Total assets	$1,624,135	$1,799,952

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$150,298	$147,452
Deferred revenue	5,745	3,724
Income taxes payable	17,169	8,279
Current portion of long-term debt, revolving credit facility, and capital lease obligations	30,369	53,671
Total current liabilities	203,581	213,126
Deferred income taxes	5,001	5,322
Income taxes payable	25,675	21,157
Long-term debt and capital lease obligations, net of discount	670,507	592,135
Other liabilities	2,844	3,748
Total liabilities	907,608	835,488
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	11	12
Additional paid-in capital	393,351	407,808
Accumulated other comprehensive loss	(83,791)	(68,793)
Retained earnings	406,956	625,437
Total stockholders' equity	716,527	964,464
Total liabilities and stockholders' equity	$1,624,135	$1,799,952

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended April 30,
	2016	2015
Cash flows from operating activities:
Net income	$185,392	$162,371
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	35,900	37,579
Allowance for doubtful accounts	1,227	(453)
Equity in losses of unconsolidated affiliates	768	—
Stock-based payment compensation	15,834	13,290
Excess tax benefits from stock-based payment compensation	(848)	(1,279)
Gain on sale of property and equipment	(188)	(735)
Deferred income taxes	(325)	3,641
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(49,594)	(21,763)
Vehicle pooling costs and inventories	(8,121)	(1,874)
Prepaid expenses and other current assets	293	1,480
Other assets	3,206	7,584
Accounts payable and accrued liabilities	5,024	2,042
Deferred revenue	2,038	445
Income taxes receivable	4,172	985
Income taxes payable	13,858	1,313
Other liabilities	(1,138)	(1,257)
Net cash provided by operating activities	207,498	203,369

Cash flows from investing activities:
Purchases of property and equipment	(143,833)	(49,079)
Proceeds from sale of property and equipment	485	1,087
Purchases of marketable securities	(21,119)	—
Proceeds from sale of marketable securities	21,498	—
Net cash used in investing activities	(142,969)	(47,992)

Cash flows from financing activities:
Proceeds from the exercise of stock options	4,989	3,372
Excess tax benefit from stock-based payment compensation	848	1,279
Proceeds from the issuance of Employee Stock Purchase Plan shares	1,640	1,495
Repurchases of common stock	(442,855)	(1,737)
Proceeds from the issuance of long-term debt, net of discount	93,468	698,939
Debt offering costs	(165)	(955)
Principal payments on long-term debt	(37,500)	(331,250)
Net cash (used in) provided by financing activities	(379,575)	371,143
Effect of foreign currency translation	(3,313)	(6,446)
Net (decrease) increase in cash and cash equivalents	(318,359)	520,074
Cash and cash equivalents at beginning of period	456,012	158,668
Cash and cash equivalents at end of period	$137,653	$678,742
Supplemental disclosure of cash flow information:
Interest paid	$16,996	$9,705
Income taxes paid, net of refunds	$86,243	$81,995

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000